                                                                    EXHIBIT 12.1

                                 NET.B@NK, INC.

   STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

 FOR THE PERIOD FROM FEBRUARY 20, 1996 (DATE OF INCORPORATION) TO DECEMBER 31, 1996, FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998, AND FOR THE THREE MONTH
                     PERIODS ENDED MARCH 31, 1998 AND 1999.

                                                  PERIOD FROM
                                                 FEBRUARY 20,                                         THREE MONTHS ENDED
                                                    1996 TO          YEAR ENDED DECEMBER 31,              MARCH 31,
                                                 DECEMBER 31,     ------------------------------  --------------------------
                                                     1996              1997            1998           1998          1999
                                               -----------------  --------------  --------------  ------------  ------------
Earnings available for fixed charges:
  Earnings (loss) before provision for income
    taxes....................................  $      (3,839,182) $   (5,577,439) $    2,139,182  $   (151,447) $  1,046,516
  Fixed charges--see below...................              5,945       1,290,366      11,461,102     1,312,326     4,570,530
                                               -----------------  --------------  --------------  ------------  ------------
    Total....................................  $      (3,833,237) $   (4,287,073) $   13,600,284  $  1,160,879  $  5,617,046
                                               -----------------  --------------  --------------  ------------  ------------
                                               -----------------  --------------  --------------  ------------  ------------

Fixed Charges:
  Interest expense...........................  $              --       1,259,743      11,424,432     1,303,628     4,559,707
  Rental expense.............................              5,945          30,623          36,670         8,698        10,823
                                               -----------------  --------------  --------------  ------------  ------------
    Total....................................  $           5,945  $    1,290,366  $   11,461,102  $  1,312,326  $  4,570,530
                                               -----------------  --------------  --------------  ------------  ------------
                                               -----------------  --------------  --------------  ------------  ------------
Ratio of Earnings to Fixed Charges...........             (644.8)           (3.3)            1.2          (0.9)          1.2
Deficiency                                            (3,839,182)     (5,577,439)                     (151,447)

                                                         PRO FORMA
                                               ------------------------------
                                                YEAR ENDED     THREE MONTHS
                                               DECEMBER 31,  ENDED MARCH 31,
                                                 1998(1)         1999(1)
                                               ------------  ----------------
Earnings available for fixed charges:
  Earnings (loss) before provision for income
    taxes....................................
  Fixed charges--see below...................
                                               ------------  ----------------
    Total....................................
                                               ------------  ----------------
                                               ------------  ----------------
Fixed Charges:
  Interest expense...........................
  Rental expense.............................
                                               ------------  ----------------
    Total....................................
                                               ------------  ----------------
                                               ------------  ----------------
Ratio of Earnings to Fixed Charges...........
Deficiency


(1) The pro forma ratio of earnings to fixed charges reflects the issuance of $100,000,000 of convertible subordinated notes with an interest rate of
        %.